Exhibit 32.1

Certification of Chief Executive Officer
and Chief Financial Officer
Pursuant to Section 13a-14(b) of the Securities Exchange Act of 1934 and
18 U.S.C. Section 1350

In connection with the Annual Report of Dialysis Corporation of America (the “Company”) on Form 10-K for the fiscal year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), the undersigned, Stephen W. Everett, President and Chief Executive Officer of the Company, and Daniel R. Ouzts, Vice President of Finance, Chief Financial Officer, Chief Accounting Officer and Treasurer of the Company, each certify pursuant to 18 U.S.C. Section 1350, that to the best of our knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods covered by the Report.

/s/ Stephen W. Everett
STEPHEN W. EVERETT, President and Chief Executive
Officer

/s/ Daniel R. Ouzts
DANIEL R. OUZTS, Vice President, Finance,
Chief Financial Officer, and Treasurer

Dated: March 14, 2008

It is not intended that this statement be deemed to be filed for the purpose of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section; and shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.